American Realty Partners, LLC
June 30, 2015

American Realty Partners, LLC
Consolidated Balance Sheets
(unaudited)

	June 30,	December 31,
	2015	2014

ASSETS

Investment in real estate:
Land	$4,714,404	$3,881,285
Building and improvements	2,374,605	1,410,583
	7,089,009	5,291,868
Less: accumulated depreciation	(157,867)	(119,398)
Investment in real estate, net	6,931,142	5,172,470
Cash	130,195	304,371
Accounts receivable	1,340	-
Notes receivable	120,000	120,000
Due from related party	6,221	-
Other assets	61,999	79,344
Total Assets	$7,250,897	$5,676,185

LIABILITIES AND MEMBERS' EQUITY

LIABILITIES

Accounts payable and accrued liabilities	$52,300	$25,847
Due to related parties	59,743	54,382
Prepaid rent received	10,400	7,450
Notes payable	2,760,422	2,016,144
Total Liabilities	2,882,865	2,103,823
Commitments (Note 12)
MEMBERS' EQUITY
Members' contributions	10,910,511	8,800,585
Accumulated deficit	(6,470,126)	(5,228,223)
Total American Realty Partners, LLC Members' Equity	4,440,385	3,572,362
Non-controlling interest	(72,353)	-
Total Members' Equity	4,368,032	3,572,362
Total Liabilities and Members' Equity	$7,250,897	$5,676,185

(The accompanying notes are an integral part of these unaudited consolidated financial statements)

American Realty Partners, LLC
Consolidated Statements of Operations
(unaudited)

	For the	For the	For the	For the
	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014

Revenue
Rental revenues	$101,285	$72,971	$188,444	$140,606
Interest income	2,400	6,731	4,802	14,114
Gain on sale of assets	71,293	79,047	71,293	79,047
Other Income	-	-	500	-
Total revenue	174,978	158,749	265,039	233,767

Expenses
Depreciation	21,013	10,262	40,281	49,993
General and administrative	601,715	304,595	1,099,821	628,644
Interest expense	63,098	55,139	113,964	99,024
Acquisition expense	-	-	325,000	-
Total expenses	(685,826)	(369,996)	(1,579,066)	(777,661)

Net loss	(510,848)	(211,247)	(1,314,027)	(543,894)

Less: net loss attributable to non-controlling
interest	57,275	-	72,124	-

Net loss attributable to American Realty
Partners, LLC	$(453,573)	$(211,247)	$(1,241,903)	$(543,894)

(The accompanying notes are an integral part of these unaudited consolidated financial statements)

American Realty Partners, LLC
Statement of Changes in Members' Equity
(unaudited)

				Total
	Members'	Accumulated	Non-controlling	Member's
	Contributions	Deficit	Interest	Equity
Balance - December 31, 2014	$8,800,585	$(5,228,223)	$-	$3,572,362
Issuance of membership units for cash	1,809,502	-	-	1,809,502
Issuance of membership units in exchange for
real estate properties	300,000	-	-	300,000
Forgiveness of related party note payable	424	-	-	424
Non controlling interest at acquisition	-	-	(229)	(229)
Net loss	-	(1,241,903)	(72,124)	(1,314,027)
Balance - June 30, 2015	$10,910,511	$(6,470,126)	$(72,353)	$4,368,032

(The accompanying notes are an integral part of these unaudited consolidated financial statements)

American Realty Partners, LLC
Consolidated Statements of Cash Flows
(unaudited)

	For the	For the
	Six Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2015	2014
Cash Flows from Operating Activities
Net loss	$(1,314,027)	$(543,894)
Items not affecting cash:
Depreciation	40,281	49,993
Gain on sale of assets	(71,293)	(79,047)
Changes in operating assets and liabilities:
Prepaid expenses	17,345	(26,852)
Accounts receivable	(1,340)	-
Due from related party	(6,221)	-
Accounts payable	20,547	-
Accrued liabilities	5,541	3,056
Prepaid rent	2,950	(2,148)
Due to related parties	5,785	(3,538)
Net Cash Used In Operating Activities	(1,300,432)	(602,430)
Cash Flows from Investing Activities
Purchase of real estate properties and improvements	(898,660)	(98,579)
Proceeds from sale of real estate properties	111,000	198,798
Investment in promissory notes receivable	-	(120,000)
Cash acquired on acquisition	136	-
Net Cash Used in Investing Activities	(787,524)	(19,781)
Cash Flows from Financing Activities
Proceeds from the sale of membership units	1,809,502	1,110,000
Proceeds from notes payable	120,000	-
Repayment of notes payable	(15,722)	(650,000)
Net Cash Provided by Financing Activities	1,913,780	460,000
Change in Cash	(174,176)	(162,211)
Cash - Beginning of Period	304,371	182,913
Cash - End of Period	$130,195	$20,702
Supplemental disclosures of cash flow information:
Interest paid	$113,964	$99,024
Income taxes paid	$-	$-
Non-cash investing and financing activities:
Issuance of membership units in exchange for real
estate properties	$300,000	$120,000
Notes payable issued with acquisition of real properties	$990,000	$956,218
Notes payable settled from sale of real properties	$350,000	$291,900
Forgiveness of related party note payable	$424	$-
Note converted to membership units	$-	$30,000

(The accompanying notes are an integral part of these unaudited consolidated financial statements)

1. Nature of Operations

American Realty Partners, LLC ("we", "our", the "Company") is a limited liability company formed in the State of Arizona on September 16, 2013. The Company's principal business is the acquisition and management of single-family residential properties (SFRs) in select communities throughout the United States.

On October 18, 2013, Equity Pacesetter, LLC ("EPS"), Equity Pacesetter II, LLC ("EPS II"), and Equity Pacesetter III, LLC ("EPS III"), three Arizona limited liability companies (together as "EPS entities"), merged with and into the Company, with the Company as the surviving company taking all the rights and privileges of the EPS entities. Each member's membership interests in the EPS entities were converted into membership interest in the Company based on the percentage interest of each member in the EPS entities and the percentage contribution of each of the EPS entities to the Company. The merger was accounted for as a transaction among entities under common control. The assets and liabilities transferred to the Company are recorded at their carrying amounts at the date of transfer. The Company recorded an adjustment of $494,924 in Member's Equity for the merger.

On February 4, 2015, the Company entered into a Share Purchase Agreement with American Housing Income Trust, Inc. ("AHIT"), a Maryland corporation, and AHIT's shareholders, pursuant to which the Company acquired from the selling shareholders of AHIT 58,809,678 shares of common stock (representing 50.67% of the common shares outstanding of AHIT), and 20,000 shares of Series A preferred stock (representing 100% of the preferred shares outstanding of AHIT).

2. Summary of Significant Accounting Policies

a) Basis of Presentation and Principles of Consolidation

These interim unaudited consolidated financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the period shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

These consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries, ARP Pledgor, LLC and ARP Borrower, LLC and its 50.68% owned subsidiary, AHIT. All significant intercompany transaction and balances have been eliminated. The Company's fiscal year-end is December 31.

b) Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the useful life and recoverability of long-lived assets, and income taxes. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c) Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for accounts receivable, notes receivable, accounts payable and accrued liabilities, amounts due to/from related parties and notes payable are reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if, applicable, the stated rate of interest is equivalent to rates currently available.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company utilizes a three-level valuation hierarchy for disclosures of fair value measurements, defined as follows:

          Level 1 Financial assets and liabilities for which values are based on unadjusted quoted prices for identical assets or liabilities in an active market that management has the ability to access.

          Level 2 Financial assets and liabilities for which values are based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability (commodity derivatives and interest rate swaps).

          Level 3 Financial assets and liabilities for which values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management's own assumptions about the assumptions a market participant would use in pricing the asset or liability.

The Company does not have any financial instruments that are required to be measured and recorded at fair value on a recurring basis.

d) Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3. Going Concern

These interim consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never paid any dividends and is unlikely to pay dividends in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. During the six months ended June 30, 2015, the Company incurred a net loss of $1,314,027, and as at June 30, 2015, the Company has accumulated losses of $6,470,126 since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These interim consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

4. Share Purchase Agreement

On February 4, 2015, the Company entered into a Share Purchase Agreement with American Housing Income Trust, Inc. ("AHIT"), a Maryland Corporation, pursuant to which the Company acquired 58,809,678 shares of common stock, representing 50.67% of the total issued and outstanding shares of common stock of AHIT, and 20,000 shares of Series A preferred stock of AHIT, representing 100% of the total issued and outstanding shares of Series A preferred stock of AHIT in consideration for $325,000. The agreement closed on February 13, 2015. The Company recognized the $325,000 paid to the selling shareholders as acquisition expense as the amount is for the reverse merger that closed on July 6, 2015. Refer to Note 5.

5. Reverse Merger

On May 15, 2015, the Company entered into a Stock Exchange and Restructuring Agreement ("Stock Exchange Agreement") with AHIT. The transaction closed on July 6, 2015 and, pursuant to the agreement, AHIT issued 5,000,000 shares of common stock in exchange for all the membership units in the Company on a pro rata basis. The Company issued 100 units to AHIT. As a result of this transaction, the Company became a subsidiary of AHIT. The transaction is accounted for as a reverse acquisition and the Company is considered the accounting acquirer for financial reporting purposes. Refer to Note 13.

6. Investment in Real Estate

	June 30,	December 31,
	2015	2014
	(unaudited)
Cost of real estate properties	$7,089,009	$5,291,868
Accumulated depreciation	(157,867)	(119,398)
Balance at the end of the period	$6,931,142	$5,172,470

During the six months period ended June 30, 2015, the Company recorded depreciation expense of $40,281 (2014 - $49,993).

7. Notes Receivable

On January 13, 2014, the Company invested in a note receivable for $120,000 which bears interest at 8% per annum and matures on January 9, 2017. The note receivable is secured by a deed of trust on the real estate purchased with the loan. During the six months ended June 30, 2015, the Company recognized $4,800 (2014 - $4,000) of interest income from the note receivable.

8. Related party transactions

a) The Company has been advised and managed by Performance Realty Management, LLC ("PRM"), an Arizona limited liability company (the "Manager"). At the formation of the Company, the Company agreed to pay the Manager of the Company a quarterly management fees equal to the greater of: (a) $120,000 on an annual basis, or (b) 1% of the total assets of the Company in consideration for the management services to be rendered to or on behalf of the Company by the Manager. During the six months ended June 30, 2015, the Company recorded management fees of $60,000 (2014 - $60,000). As at June 30, 2015, the Company is indebted to the Manager of the Company for $44,743 (December 31, 2014 - $54,382), which represents management fees owed and other general and administrative expenses paid on behalf of the Company.

b) On January 16, 2015, the Manager of the Company entered into a promissory note agreement on behalf of the Company for $150,000. The loan bore interest at 16% per annum and was payable on July 16, 2015. The loan was collateralized by a deed of trust on a real estate property owned by the Company. The proceeds from the note was used to purchase another real estate property. On May 12, 2015, the Company repaid the $150,000 note.

c) On February 17, 2015, a former majority shareholder of AHIT advanced $485 to AHIT. During the six months ended June 30, 2015, AHIT repaid $61 and the remaining balance of $424 was forgiven by the shareholder and the amount was recorded in members' equity.

d) On May 15, 2015, AHIT entered into an Advisory Board Consulting and Compensation Agreement with a director of AHIT pursuant to which AHIT agreed to issue 1,000,000 post split shares of common stock to the director. In addition, AHIT agreed to pay the director an annual fee equal to $120,000 or 1% of AHIT's assets as reported on its year-end balance sheet, whichever is greater. AHIT will also issue an aggregate of 3,000,000 post split shares of common stock of AHIT on the first, second and third anniversary. During the six months ended June 30, 2014, AHIT recorded management fees of $15,000 (2014 - $nil). As at June 30, 2015, AHIT is indebted to the director of AHIT for $15,000 which represents management fees owed. The 1,000,000 post split shares of AHIT were issued on July 6, 2015. Refer to Note 13(b).

e) On May 15, 2015, AHIT entered into a Director Agreement with a director of AHIT pursuant to which AHIT agreed to issue 25,000 post split shares of common stock to the director. In addition, the Company agreed to pay the director from time to time for the services provided and may compensate the director with the issuance of shares of common stock of the Company During the six months ended June 30, 2015, the director did not provide any services to AHIT and AHIT recorded $nil in directors' fees. The 25,000 post split shares of AHIT were issued on July 6, 2015. Refer to Note 13(c).

f) On May 15, 2015, AHIT entered into an executive agreement with its former Chief Financial Officer ("former CFO") for a term of one year. The former CFO will work as a part-time consultant initially and in consideration of the part-time services to be rendered by the former CFO, AHIT agreed to issue 25,000 post split shares of common stock of AHIT. When the former CFO becomes a full time employee, AHIT will pay an annual salary of $24,000 and will issue $24,000 worth of common stock of AHIT on the first anniversary of the date on which the former CFO becomes a full time employee. On June 24, 2015, the former CFO resigned and the executive agreement was terminated.

g) On May 15, 2015, AHIT entered into an executive agreement with its former Chief Executive Officer ("former CEO") for a term of one year. The former CEO will work as a part-time consultant initially and in consideration of the part-time services to be rendered by the CEO, AHIT agreed to pay a signing bonus of $25,000 (paid) and to issue 25,000 post split shares of common stock of AHIT. In addition, AHIT agrees to pay the former CEO an annual salary of $25,000 retroactively beginning March 2, 2015. When AHIT achieves certain milestones, AHIT agreed to increase the former CEO's annual salary and issue additional shares of common stock of AHIT. When the former CEO becomes a full time employee, AHIT will continue to pay all compensation earned while the former CEO is working as a part-time consultant and will re-negotiate the compensation. AHIT will also issue an additional 25,000 post split shares of common stock of AHIT on the first anniversary of the date on which the former CEO becomes a full time employee. On June 24, 2015, the former CEO resigned and the executive agreement was terminated.

9. Notes payable

	June 30,	December 31,
	2015	2014
	$	$
	(Unaudited)

Mortgages payable on February 20, 2034, bearing interest at a variable rate, collateralized by a deed of trust on the real estate properties purchased with the loan	208,245	213,100

Promissory note payable on August 1, 2015, bearing interest at 18% per annum initially and at 12% per annum after five months, collateralized by a deed of trust on the real estate property purchased with the loan	130,000	130,000

Promissory note payable on November 1, 2019, bearing interest at 5.371% per annum, collateralized by the real estate properties titled to ARP Borrower, LLC and 100% equity ownership in ARP Borrower, LLC. The note is also secured by a guaranty of the Manager of the Company.	1,662,177	1,673,044

Promissory note payable on January 22, 2016, bearing interest at 18% per annum initially and at 12% per annum after 5 months, collateralized by a deed of trust on the real estate property purchased with the loan	250,000	-

Promissory note payable on March 19, 2016, bearing interest at 18% per annum initially and at 12% per annum after 5 months , collateralized by a deed of trust on the real estate property purchased with the loan	175,000	-

Promissory note payable on February 19, 2016, bearing interest at 18% per annum initially and at 12% per annum after 5 months, collateralized by a deed of trust on the real estate property purchased with the loan	155,000	-

Promissory note payable on November 27, 2015, bearing interest at 16% per annum, collateralized by a deed of trust on the real estate property purchased with the loan	180,000	-

	2,760,422	2,016,144

The following table schedules the principal payments on the notes payable for the next five years and thereafter as of March 31, 2015:

Year	Amount
2015	$325,157
2016	611,423
2017	33,217
2018	34,847
2019	1,587,645
thereafter	168,133
Total	$2,760,422

10. Members' Equity

a) During the six months ended June 30, 2015, the Company authorized the sale of additional membership units at $10,000 per unit and received total proceeds of $1,809,502.

b) During the six months ended June 30, 2015, the Company issued membership units in exchange for real estate properties with a fair value of $300,000.

11. Single Family Residence Acquisitions

As of June 30, 2015, the Company had purchased 35 single family homes. The estimated useful life of the buildings and improvements related to these assets is 27 years. The following table sets forth the metropolitan statistical area, metropolitan division, number of homes, aggregate net investment, and average investment for each home acquired.

			Average
	Number of	Aggregate	Investment per
MSA / Metro Division	Homes	Investment	Home
Arizona	31	$6,510,122	$210,004
Nevada	1	211,201	211,201
Texas	3	365,686	121,895

Total and Weighted Average	35	$7,087,009	$202,486

The Company computes depreciation using the straight-line method over the estimated useful lives of 27 years for building cost. The Company makes this determination based on subjective assessments as to the useful lives of the Company's properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in single family real estate.

12. Commitments and Contingencies

On May 15, 2015, the Company entered into Parent-Subsidiary and Operations Agreement ("Subsidiary Agreement) with AHIT and Performance Realty Management, LLC ("PRM"). Pursuant to the Subsidiary Agreement, AHIT agreed to be bound by the Company's Operating Agreement dated November 1, 2013. The Subsidiary Agreement was amended on June 29, 2015 to provide for the issuance of 1,000,000 shares of AHIT as consideration for services to be rendered by PRM upon written notice to the Company.

On June 25, 2015, ARP Borrower, LLC ("Borrower"), and ARP Pledgor, LLC ("Pledgor"), two wholly owned subsidiaries of the Company, entered into an agreement with Towd Point Master Funding Trust 2015-CPLA ("Towd") whereby Towd approved the reverse acquisition and restructuring of the Company, as set forth in the Stock Exchange Agreement and Subsidiary Agreement. Towd is the new holder of the $1,675,000 loan entered into by and among Borrower, Pledgor and FirstKey Lending, LLC ("FirstKey") on October 17, 2014. The loan was assigned to Towd by FirstKey on June 25, 2015 and AHIT is the new guarantor of the loan.

Lease Agreements

The Company rents the properties under non-cancellable lease agreements with a term of one year. Future minimum rental revenues under leases existing on our properties at June 30, 2015 through the end of their term, are as follows:

Fiscal Year 2015	$153,710
Fiscal Year 2016	13,400

Total	$167,110

13. Subsequent Events

a) On July 6, 2015, the Company closed the Stock Exchange Agreement as described in Note 5. Pursuant to the Stock Exchange Agreement , AHIT issued 5,000,000 shares of common stock in exchange for all the membership units in the Company on a pro rata basis. The Company issued 100 units to AHIT. As a result of the transaction, the Company became a subsidiary of AHIT.

b) On July 6, 2015, AHIT issued 1,000,000 shares of common stock under the Advisory Board Consulting and Compensation Agreement as described in Note 8(c).

c) On July 6, 2015, AHIT issued 25,000 shares of common stock under the Director Agreement as described in Note 8(d).

d) On August 5, 2015, AHIT acquired nine single family residences located in Tucson, Arizona, from Valfre Holdings, LLC, an unrelated third party.

The Company has evaluated subsequent events through August 14, 2015, which is the date the financial statements were issued, and concluded that there were no other events or transactions that needed to be disclosed.

American Realty Partners, LLC March 31, 2015 and December 31, 2014 and 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
American Realty Partners, LLC
Phoenix, AZ

We have audited the accompanying consolidated balance sheets of American Realty Partners, LLC and its subsidiaries (collectively the "Company") as of December 31, 2014 and 2013 and the related consolidated statements of operations, changes in members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Realty Partners, LLC and its subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and incurred negative cash flows from operations. These raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
July 6, 2015

American Realty Partners, LLC
Consolidated Balance Sheets

	March 31, 2015	December 31, 2014	December 31, 2013
	(unaudited)

ASSETS

Investment in real estate:
Land	$ 4,500,484	$ 3,881,285	$ 2,886,778
Building and improvements	2,124,117	1,410,583	921,664
	6,624,601	5,291,868	3,808,442
Less: accumulated depreciation	(138,666)	(119,398)	(57,075)
Investment in real estate, net	6,485,935	5,172,470	3,751,367
Cash	240,330	304,371	182,913
Accounts receivable	3,200	-	-
Notes receivable	120,000	120,000	250,750
Due from related party	8,321	-	-
Other assets	156,927	79,344	-
Total Assets	$ 7,014,713	$ 5,676,185	$ 4,185,030

LIABILITIES AND MEMBERS' EQUITY

LIABILITIES

Accounts payable and accrued liabilities	$ 51,902	$ 25,847	$ 10,772
Due to related party	37,106	54,382	50,850
Prepaid rent received	3,500	7,450	5,973
Notes payable	2,936,325	2,016,144	1,285,000
Total Liabilities	3,028,833	2,103,823	1,352,595

Commitments (Note 11)

MEMBERS' EQUITY

Members' contributions	10,017,511	8,800,585	6,579,556

Accumulated deficit	(6,016,553)	(5,228,223)	(3,747,121)

Total American Realty Partners, LLC Members' Equity	4,000,958	3,572,362	2,832,435

Non-controlling interest	(15,078)	-	-

Total Members' Equity	3,985,880	3,572,362	2,832,435

Total Liabilities and Total Liabilities and Members' Members'	$ 7,014,713	$ 5,676,185	$ 4,185,030

(The accompanying notes are an integral part of these consolidated financial statements)

American Realty Partners, LLC
Consolidated Statements of Operations

	For the	For the
	Three Months	Three Months	For the	For the
	Ended	Ended	Year Ended	Year Ended
	March 31,	March 31,	December 31,	December 31,
	2015	2014	2014	2013
	(unaudited)	(unaudited)

Revenue
Rental revenues	$ 87,159	$ 67,635	$ 268,620	$ 253,962
Interest income	2,402	7,383	22,338	10,636
Gain on sale of assets	-	-	38,244	297,904
Other income	500	-	-	17,210

Total revenue	90,061	75,018	329,202	579,712

Expenses
Depreciation	19,268	39,731	74,670	48,680
General and administrative	498,106	324,049	1,533,869	783,805
Interest expense	50,866	43,885	201,765	268,301
Acquisition expense	325,000	-	-	-

Total expenses	(893,240)	(407,665)	(1,810,304)	(1,100,786)

Net loss	(803,179)	(332,647)	(1,481,102)	(521,074)

Less: net loss attributable to non-controlling interest	14,849	-	-	-

Net loss attributable to American Realty Partners, LLC	$ (788,330)	$ (332,647)	$ (1,481,102)	$ (521,074)

(The accompanying notes are an integral part of these consolidated financial statements)

American Realty Partners, LLC
Statements of Changes in Members' Equity

				Total
	Members'	Accumulated	Non-controlling	Member's
	Contributions	Deficit	Interest	Equity

Balance - December 31, 2012	$ 5,612,391	$ (3,226,047)	-	$ 2,386,344

Issuance of membership units for cash	$ 1,462,089	-	-	$ 1,462,089

Merger adjustment	(494,924)	-	-	(494,924)

Net loss	-	(521,074)	-	(521,074)

Balance - December 31, 2013	6,579,556	(3,747,121)	-	2,832,435

Issuance of membership units for cash	2,001,029	-	-	2,001,029

Issuance of membership units in exchange for real estate properties	190,000	-	-	190,000

Issuance of membership units pursuant to the conversion of notes payable	30,000	-	-	30,000

Net loss	-	(1,481,102)	-	(1,481,102)

Balance - December 31, 2014	8,800,585	(5,228,223)	-	3,572,362

Issuance of membership units for cash	1,216,502	-	-	1,216,502

Forgiveness of related party note payable	424	-	-	424

Non controlling interest at acquisition	-	-	(229)	(229)

Net loss	-	(788,330)	(14,849)	(803,179)

Balance - March 31, 2015 (unaudited)	$ 10,017,511	$ (6,016,553)	$ (15,078)	$ 3,985,880

(The accompanying notes are an integral part of these consolidated financial statements)

American Realty Partners, LLC
Consolidated Statements of Cash Flows

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014	For the Year Ended December 31, 2014	For the Year Ended December 31, 2013
	(unaudited)	(unaudited)
Cash Flows from Operating Activities

Net loss	$ (803,179)	$ (332,647)	$ (1,481,102)	$ (521,074)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	19,268	39,731	74,670	48,680
Gain on sale of assets	-	-	(38,244)	(297,904)

Changes in operating assets and liabilities:
Prepaid expenses	(77,583)	500	(77,844)	15,508
Accounts receivable	(3,200)	(1,050)	-	-
Due from related party	(8,321)	-	-	-
Accounts payable	18,949	-	-	(13,158)
Accrued liabilities	6,741	80	15,075	6,412
Prepaid rent	(3,950)	(5,973)	1,477	(5,381)
Due to related party	(16,852)	(500)	3,532	(442,274)

Net Cash Used In Operating Activities	(868,127)	(299,859)	(1,502,436)	(1,209,191)

Cash Flows from Investing Activities

Purchase of real estate properties and improvements	(522,733)	(98,282)	(346,634)	(657,171)
Proceeds from sale of real estate properties	-	-	546,923	1,236,993
Investment in promissory notes receivable	-	(120,000)	(120,000)	-
Proceeds from collection of promissory notes receivable	-	-	250,750	152,712
Cash acquired on acquisition	136	-	-	-

Net Cash (Used in) Provided by Investing Activities	(522,597)	(218,282)	331,039	732,534

Cash Flows from Financing Activities

Proceeds from the sale of membership units	1,216,502	400,000	2,001,029	1,462,089
Proceeds from notes payable	120,000	-	-	-
Repayment of notes payable	(9,819)	(10,000)	(708,174)	(849,000)

Net Cash Provided by Financing Activities	1,326,683	390,000	1,292,855	613,089

Change in Cash	(64,041)	(128,141)	121,458	136,432

Cash - Beginning of Period	304,371	182,913	182,913	46,481

Cash - End of Period	$ 240,330	$ 54,772	$ 304,371	$ 182,913

Supplemental disclosures of cash flow information:
Interest paid	$ 50,866	$ 43,885	$ 201,765	$ 268,301
Income taxes paid	$ -	$ -	$ -	$ -

Non-cash investing and financing activities:
Issuance of membership units in exchange for real estate properties	$ -	$ 30,000	$ 190,000	$ -
Note receivable from sale of real properties	$ -	$ -	$ -	$ 250,750
Notes payable issued with acquisition of real properties	$ 810,000	$ 738,900	$ 1,761,218	$ 905,000
Notes payable settled from sale of real properties	$ -	$ -	$ 291,900	$ 2,308,000
Note converted to membership units	$ -	$ -	$ 30,000	$ -
Forgiveness of related party note payable	$ 424	$ -	$ -	$ -

(The accompanying notes are an integral part of these consolidated financial statements)

American Realty Partners, LLC
Notes to the Consolidated Financial Statements
March 31, 2015 (Unaudited) and December 31, 2014 and 2013

1.      Nature of Operations

American Realty Partners, LLC ("we", "our", the "Company") is a limited liability company formed in the State of Arizona on September 16, 2013. The Company's principal business is the acquisition and management of single-family residential properties (SFRs) in select communities throughout the United States.

On October 18, 2013, Equity Pacesetter, LLC ("EPS"), Equity Pacesetter II, LLC ("EPS II"), and Equity Pacesetter III, LLC ("EPS III"), three Arizona limited liability companies (together as "EPS entities"), merged with and into the Company, with the Company as the surviving company taking all the rights and privileges of the EPS entities. Each member's membership interests in the EPS entities were converted into membership interest in the Company based on the percentage interest of each member in the EPS entities and the percentage contribution of each of the EPS entities to the Company. The merger was accounted for as a transaction among entities under common control. The assets and liabilities transferred to the Company are recorded at their carrying amounts at the date of transfer. The Company recorded an adjustment of $494,924 in Member's Equity for the merger.

On February 4, 2015, the Company entered into a Share Purchase Agreement with American Housing Income Trust, Inc. ("AHIT"), a Maryland corporation, and AHIT's shareholders, pursuant to which the Company acquired from the selling shareholders of AHIT 58,809,678 shares of common stock (representing 50.67% of the common shares outstanding of AHIT), and 20,000 shares of Series A preferred stock (representing 100% of the preferred shares outstanding of AHIT).

2.      Summary of Significant Accounting Policies

a)      Basis of Presentation and Principles of Consolidation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States ("US"). These consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries, ARP Pledgor, LLC and ARP Borrower, LLC and its 50.68% owned subsidiary, AHIT. All significant intercompany transaction and balances have been eliminated. The Company's fiscal year-end is December 31.

b)      Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the useful life and recoverability of long-lived assets, and income taxes. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

American Realty Partners, LLC
Notes to the Consolidated Financial Statements
March 31, 2015 (Unaudited) and December 31, 2014 and 2013

c)      Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

d)      Income Taxes

The Company has been organized as a limited liability company under the laws of the State of Arizona. Under applicable Treasury Regulations, a limited liability company with more than two members is automatically treated as a partnership for federal income tax purposes, unless the limited liability company files an election with the IRS to be treated as a corporation. However, if the units of the Company were to be traded on an established securities market or a readily tradable secondary market or its substantial equivalent, the Company would be treated as a "publicly traded partnership" under the Code and taxed as a corporation. The Company has not filed, nor does it intend to file, an election to be treated as a corporation, and there is presently no public market for the units of the Company nor is it anticipated that any public market will develop, such that the Company should be treated as a "partnership" for federal income tax purposes. Under federal income tax law, a "partnership" is not an entity subject to taxation. The Company's members recognize their share of income and loss in their respective tax returns. Accordingly, no provision for federal income taxes is recorded.

American Realty Partners, LLC
Notes to the Consolidated Financial Statements
March 31, 2015 (Unaudited) and December 31, 2014 and 2013

e)      Investment in Real Estate

The Company allocates the purchase price to tangible assets of an acquired property (which includes land and building) based on the estimated fair values of those tangible assets. Fair value for land and building is based on the purchase price for these properties.

Property/SFRs acquired not subject to an existing lease are accounted for as an asset acquisition, with the property recorded at the purchase price, including acquisition costs. We incur costs to prepare our acquired properties to be rented. These costs are capitalized and allocated to building costs. Costs related to the restoration or improvement of our properties that improve and extend their useful lives are capitalized and depreciated over their estimated useful lives. Expenditures for ordinary repairs and maintenance are expensed as incurred.

Depreciation is computed on a straight-line basis over the useful lives of the properties (building and improvements - 27 years).

f)      Accounts receivable

Accounts receivable represent the amount of rent receivables and interest receivable from promissory notes receivable invested by the Company, net of any allowance for amounts deemed uncollectible. The Company assesses these balances for collectability on a quarterly basis.

g)      Impairment of Long-lived Assets

The Company continually evaluates the recoverability of the carrying value of its real estate assets using the methodology prescribed in ASC Topic 360, Property, Plant and Equipment. Factors considered by management in evaluating impairment of its existing real estate assets held for investment include significant declines in property operating profits, annually recurring property operating losses and other significant adverse changes in general market conditions that are considered permanent in nature. Under ASC Topic 360, a real estate asset held for investment is not considered impaired if the undiscounted, estimated future cash flows of an asset (both the annual estimated cash flow from future operations and the estimated cash flow from the theoretical sale of the asset) over its estimated holding period are in excess of the asset's net book value at the balance sheet date. If any real estate asset held for investment is considered impaired, a loss is provided to reduce the carrying value to its estimated fair value

American Realty Partners, LLC
Notes to the Consolidated Financial Statements
March 31, 2015 (Unaudited) and December 31, 2014 and 2013

h)      Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for accounts receivable, notes receivable, accounts payable and accrued liabilities, amounts due to/from related parties and notes payable are reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if, applicable, the stated rate of interest is equivalent to rates currently available.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company utilizes a three-level valuation hierarchy for disclosures of fair value measurements, defined as follows:

     Level 1 Financial assets and liabilities for which values are based on unadjusted quoted prices for identical assets or liabilities in an active market that management has the ability to access.

     Level 2 Financial assets and liabilities for which values are based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability (commodity derivatives and interest rate swaps).

     Level 3 Financial assets and liabilities for which values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management's own assumptions about the assumptions a market participant would use in pricing the asset or liability.

The Company does not have any financial instruments that are required to be measured and recorded at fair value on a recurring basis.

American Realty Partners, LLC
Notes to the Consolidated Financial Statements
March 31, 2015 (Unaudited) and December 31, 2014 and 2013

i)      Revenue Recognition

Rental income for property leases is recorded when due from residents and is recognized monthly as it is earned. The Company leases single-family residences that the Company owns and manages directly to tenants who occupy the properties under operating leases, generally, with terms of one year. The Company performs credit investigations on prospective tenants and obtains security deposits. Sales and the associated gains or losses of real estate assets are recognized in accordance with the provisions of ASC Topic 360-20, Property, Plant and Equipment - Real Estate Sale. The specific timing of a sale is measured against various criteria in ASC 360-20 related to the terms of the transaction and any continuing involvement in the form of management or financial assistance associated with the properties. If the sales criteria for the full accrual method are not met, the Company defers some or all of the gain recognition and accounts for continued operations of the property by applying the finance, leasing, deposit, installment or cost recovery methods, as appropriate, until the sales criteria are met.

j)      Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.      Going Concern

These consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never paid any dividends and is unlikely to pay dividends in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. During the three months ended March 31, 2015, the Company incurred a net loss of $803,179, and as at March 31, 2015, the Company has accumulated losses of $6,016,553 since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

4.      Share Purchase Agreement

On February 4, 2015, the Company entered into a Share Purchase Agreement with American Housing Income Trust, Inc. ("AHIT"), a Maryland Corporation, pursuant to which the Company acquired 58,809,678 shares of common stock, representing 50.67% of the total issued and outstanding shares of common stock of AHIT, and 20,000 shares of Series A preferred stock of AHIT, representing 100% of the total issued and outstanding shares of Series A preferred stock of AHIT in consideration for $325,000. The agreement closed on February 13, 2015. The Company recognized the $325,000 paid to the selling shareholders as acquisition expense as the amount is for the reverse merger that closed on July 6, 2015. See Note 12.

American Realty Partners, LLC
Notes to the Consolidated Financial Statements
March 31, 2015 (Unaudited) and December 31, 2014 and 2013

5.      Investment in Real Estate

	March 31, 2015	December 31, 2014	December 31, 2013
(unaudited)

Cost of real estate properties	$ 6,624,601	$ 5,291,868	$ 3,808,442
Accumulated depreciation	(138,666)	(119,398)	(57,075)

Balance at the end of the period	$ 6,485,935	$ 5,172,470	$ 3,751,367

During the three months period ended March 31, 2015, the Company recorded depreciation expense of $19,268 (2014 - $39,731). During the year ended December 31, 2014, the Company recorded depreciation expense of $74,670 (2013 - $48,680).

6.      Notes Receivable

On November 17, 2011, the Company invested in a note receivable for $152,000 which bears interest at 8% per annum and matures on December 1, 2014. The note receivable is secured by a deed of trust on the real estate purchased with the loan. The Company received repayment of the $152,000 note in December 2013. During the year ended December 31, 2014, the Company recognized $nil (2013 - $10,636) of interest income from the note receivable.

On August 29, 2013, the Company invested in a note receivable for $250,750 which bears interest at 7% per annum and matures on August 30, 2014. The note receivable is secured by a deed of trust on the real estate purchased with the loan. The Company received repayment of the $250,750 note in August 2014. During the year ended December 31, 2014, the Company recognized $13,538 (2013 - $nil) of interest income from the note receivable.

American Realty Partners, LLC
Notes to the Consolidated Financial Statements
March 31, 2015 (Unaudited) and December 31, 2014 and 2013

On January 13, 2014, the Company invested in a note receivable for $120,000 which bears interest at 8% per annum and matures on January 9, 2017. The note receivable is secured by a deed of trust on the real estate purchased with the loan. During the year ended December 31, 2014, the Company recognized $8,800 (2013 - $nil) of interest income from the note receivable. During the three months ended March 31, 2015, the Company recognized $2,400 (2014 - $1,600) of interest income from the note receivable.

American Realty Partners, LLC
Notes to the Consolidated Financial Statements
March 31, 2015 (Unaudited) and December 31, 2014 and 2013

7.      Related party transactions

a)      The Company has been advised and managed by Performance Realty Management, LLC ("PRM"), an Arizona limited liability company (the "Manager"). At the formation of the Company, the Company agreed to pay the Manager of the Company a quarterly management fees equal to the greater of: (a) $120,000 on an annual basis, or (b) 1% of the total assets of the Company in consideration for the management services to be rendered to or on behalf of the Company by the Manager. During the three months ended March 31, 2015, the Company recorded management fees of $30,000 (2014 - $30,000). During the year ended December 31, 2014, the Company recorded management fees of $120,000 (December 31, 2013 - $nil). As at March 31, 2015, the Company is indebted to the Manager of the Company for $37,106 (December 31, 2014 - $54,382, December 31, 2013 - $50,850), which represents management fees owed and other general and administrative expenses paid on behalf of the Company.

b)      Prior to the merger with EPS, EPS II and EPS III, PRM served as the manager of EPS, EPS II and EPS III. In consideration of the management services provided by PRM, EPS, EPS II and EPS III each paid $90,000 of management fees to PRM. During the year ended December 31, 2013, EPS, EPS II and EPS III recorded total management fees of $270,000.

c)      On February 17, 2015, a former majority shareholder of AHIT advanced $485 to AHIT. During the three months ended March 31, 2015, AHIT repaid $61 and the remaining balance of $424 was forgiven by the shareholder and the amount was recorded in members' equity.

American Realty Partners, LLC
Notes to the Consolidated Financial Statements
March 31, 2015 (Unaudited) and December 31, 2014 and 2013

8.       Notes payable

	March 31, 2015 $	December 31, 2014 $	December 31, 2013 $
	(Unaudited)
Promissory note payable on February 25, 2015, bearing interest at 18% per annum initially and at 10% per annum after six months, collateralized by a deed of trust on the real estate property purchased with the loan	-	-	120,000
Promissory note payable on September 16, 2016, bearing interest at 18% per annum initially and at 10% per annum after six months, collateralized by a deed of trust on the real estate property purchased with the loan	-	-	100,000
Promissory notes payable on April 17, 2014, bearing interest at 18% per annum initially and at 10% per annum after six months, collateralized by a deed of trust on the real estate properties purchased with the loans	-	-	200,000
Promissory note payable on May 16, 2014, bearing interest at 18% per annum initially and at 10% per annum after six months, collateralized by a deed of trust on the real estate property purchased with the loan	-	-	180,000
Promissory note payable on May 17, 2014, bearing interest at 18% per annum initially and at 10% per annum after six months, collateralized by a deed of trust on the real estate property purchased with the loan	-	-	100,000
Promissory note payable on June 15, 2014, bearing interest at 18% per annum initially and at 10% per annum after six months, collateralized by a deed of trust on the real estate property purchased with the loan	-	-	125,000
Promissory note payable on August 17, 2014, bearing interest at 18% per annum initially and at 10% per annum after six months, collateralized by a deed of trust on the real estate property purchased with the loan	-	-	150,000
Promissory note payable on February 28, 2015, bearing interest at 18% per annum initially and at 10% per annum after six months, collateralized by a deed of trust on the real estate property purchased with the loan	-	-	110,000
Promissory note payable on September 30, 2015, bearing interest at 18% per annum initially and at 10% per annum after six months, collateralized by a deed of trust on the real estate property purchased with the loan	-	-	200,000
Mortgages payable on February 20, 2034, bearing interest at a variable rate, collateralized by a deed of trust on the real estate properties purchased with the loan	209,121	213,100	-
Promissory note payable on August 1, 2015, bearing interest at 18% per annum initially and at 12% per annum after five months, collateralized by a deed of trust on the real estate property purchased with the loan	130,000	130,000	-
Promissory note payable on November 1, 2019, bearing interest at 5.371% per annum, collateralized by the real estate properties titled to ARP Borrower, LLC and 100% equity ownership in ARP Borrower, LLC. The note is also secured by a guaranty of the Manager of the Company.	1,667,204	1,673,044	-
Promissory note payable on February 13, 2016, bearing interest at 18% per annum initially and at 12% per annum after 3 months, collateralized by a deed of trust on the real estate property purchased with the loan	80,000	-	-
Promissory note payable on January 22, 2016, bearing interest at 18% per annum initially and at 12% per annum after 5 months, collateralized by a deed of trust on the real estate property purchased with the loan	250,000	-	-
Promissory note payable on July 16, 2015, bearing interest at 16% per annum, collateralized by a deed of trust on the real estate property purchased with the loan	120,000	-	-
Promissory note payable on March 19, 2016, bearing interest at 18% per annum initially and at 12% per annum after 5 months , collateralized by a deed of trust on the real estate property purchased with the loan	175,000	-	-
Promissory note payable on July 16, 2015, bearing interest at 16% per annum, collateralized by a deed of trust on the real estate property purchased with the loan	150,000	-	-
Promissory note payable on February 19, 2016, bearing interest at 18% per annum initially and at 12% per annum after 5 months, collateralized by a deed of trust on the real estate property purchased with the loan	155,000	-	-
	$2,936,325	$2,016,144	$1,285,000

American Realty Partners, LLC
Notes to the Consolidated Financial Statements
March 31, 2015 (Unaudited) and December 31, 2014 and 2013

The following table schedules the principal payments on the notes payable for the next five years and thereafter as of March 31, 2015:

Year	Amount
2015	$ 422,516
2016	691,475
2017	33,271
2018	34,904
2019	1,587,404
thereafter	166,755

Total	$ 2,936,325

9.      Members' Equity

a)      During the three months ended March 31, 2015, the Company authorized the sale of additional membership units at $10,000 per unit and received total proceeds of $1,216,502.

b)      During the year ended December 31, 2014, the Company authorized the sale of additional membership units at $10,000 per unit and received total proceeds of $2,001,029.

c)      During the year ended December 31, 2014, the Company issued membership units in exchange for real estate properties with a fair value of $190,000.

American Realty Partners, LLC
Notes to the Consolidated Financial Statements
March 31, 2015 (Unaudited) and December 31, 2014 and 2013

d)      During the year ended December 31, 2014, the Company exchanged notes amounting to $30,000 for membership units of the same amount.

e)      During the year ended December 31, 2013, the Company authorized the sale of additional membership units at $10,000 per unit and received total proceeds of $1,462,089.

10.      Single Family Residence Acquisitions

As of March 31, 2015, the Company had purchased 32 single family homes. The estimated useful lives of the buildings and improvements related to these assets is 27 years. The following table sets forth the metropolitan statistical area, metropolitan division, number of homes, and aggregate net investment, and average investment for each home acquired.

MSA / Metro Division	Number of Homes	Aggregate Investment	Average Investment per Home
Arizona	28	$ 6,048,254	$ 216,009
Nevada	1	210,660	210,660
Texas	3	365,686	121,895

Total and Weighted Average	32	$ 6,624,600	$ 207,019

American Realty Partners, LLC
Notes to the Consolidated Financial Statements
March 31, 2015 (Unaudited) and December 31, 2014 and 2013

The Company computes depreciation using the straight-line method over the estimated useful lives of 27 years for building cost. The Company makes this determination based on subjective assessments as to the useful lives of the Company's properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in single family real estate.

11.      Commitments and contingencies

Lease Agreements

The Company rents the properties under non-cancellable lease agreements with a term of one year. Future minimum rental revenues under leases existing on our properties at March 31, 2015 through the end of their term, are as follows:

Fiscal Year 2015	$ 153,710
Fiscal Year 2016	13,400

Total	$ 167,110

Environmental Matters

The Company follows a policy of monitoring its properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist at its properties, the Company is not currently aware of any environmental liability with respect to its properties that would have a material effect on its consolidated financial position, consolidated results of operations, or consolidated cash flows. Additionally, the Company is not aware of any material environmental liability or any unasserted claim or assessment with respect to an environmental liability that management believes would require additional disclosure or the recording of a loss contingency

Litigation

The Company is not presently subject to any material litigation nor, to its knowledge, is any material litigation threatened against the Company, which if determined unfavorably to the Company, would have a material adverse effect on the Company's consolidated financial position, consolidated results of operations, or consolidated cash flows.

12. Subsequent Events

a)      On May 15, 2015, the Company entered into a Stock Exchange and Restructuring Agreement ("Stock Exchange Agreement") with AHIT. The transaction closed on July 6, 2015 and, pursuant to the agreement, AHIT issued 5,000,000 shares of common stock in exchange for all the membership units in the Company on a pro rata basis. The Company issued 100 units to AHIT. The transaction is accounted for as a reverse acquisition and the Company is considered the accounting acquirer for financial reporting purposes.

American Realty Partners, LLC
Notes to the Consolidated Financial Statements
March 31, 2015 (Unaudited) and December 31, 2014 and 2013

b)      On May 15, 2015, the Company entered into Parent-Subsidiary and Operations Agreement ("Subsidiary Agreement) with AHIT and Performance Realty Management, LLC ("PRM"). Pursuant to the Subsidiary Agreement, AHIT agreed to be bound by the Company's Operating Agreement dated November 1, 2013. The Subsidiary Agreement was amended on June 29, 2015 to provide for the issuance of 1,000,000 shares of AHIT as consideration for services to be rendered by PRM upon written notice to the Company.

c)      On June 25, 2015, ARP Borrower, LLC ("Borrower"), and ARP Pledgor, LLC ("Pledger"), two wholly owned subsidiaries of the Company, entered into an agreement with Towd Point Master Funding Trust 2015-CPLA ("Towd") whereby Towd approved the reverse acquisition and restructuring of the Company, as set forth in the Stock Exchange Agreement and Subsidiary Agreement. Towd is the new holder of the $1,675,000 loan entered into by and among Borrower, Pledgor and FirstKey Lending, LLC ("FirstKey") on October 17, 2014. The loan was assigned to Towd by FirstKey on June 25, 2015 and AHIT is the new guarantor of the loan.

The Company has evaluated subsequent events through July 6, 2015, which is the date the financial statements were issued, and concluded that there were no other events or transactions that needed to be disclosed.